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                                                                   EXHIBIT 21.1




Subsidiaries of the Registrant                  Jurisdiction of Incorporation
------------------------------                  -----------------------------

Spyglass International, Inc.                            Delaware
SurfWatch Software, Inc.                                California
Stonehand Inc.                                          Massachusetts
OS Technologies Corporation                             Massachusetts